SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                                (Amendment No. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        EAST COAST VENTURE CAPITAL, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                         13-3355653
---------------------------------              ---------------------------------
(State of or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)


241 Fifth Avenue
Suite 302
New York, NY                                                        10016
-------------------                                             ------------
 (Address of Principal)                                          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
                                      NONE

Securities to be registered pursuant to Section 12(g) of the Act:

         (i) Units, each consisting of one (1) share of Common Stock and one (1) Redeemable Common Stock Purchase Warrant

         (ii)     Common Stock, par value $.01 per share

         (iii)    Redeemable Common Stock Purchase Warrants

Item 1.  Description of Registrant's Securities to be Registered.

         Incorporated herein by reference is the section entitled "Description of Securities" contained in Amendment No. 7 to the Company's Registration Statement filed on Form N-2 (Registration No. 333-58681) filed on August 3, 2000 (the "Registration Statement"). The "Description of Securities" section contained in the prospectus to be filed pursuant to Rule 497(c) under the Securities Act, is also hereby incorporated by reference.

Item 2.  Exhibits.
                                                                           Exhibit
    Document                                                               No.
    --------                                                               -------

         (a)  Certificate of Incorporation of the Company*                     a1

         (b)  Certificate of Merger (Delaware)*                                a2

         (c)  Certificate of Merger (New York)*                                a3

         (d)  Agreement and Plan of Merger*                                    a4

         (e)  Certificate of Amendment to Certificate of Incorporation**       a5

         (f)  By-Laws of the Company*                                          b

         (g)  Specimen Certificate for Shares of Common Stock***               d1

         (h)  Specimen Certificate for Warrants***                             d2

         (i)  Form of  Underwriter's Purchase Option***                        d3

         (j)  Form of Warrant Agreement***                                     d4

         (k)  Form of Underwriting Agreement***                                h1

         (l)  Form of Selected Dealer Agreement***                             h2

         (m)  Form of Agreement Among Underwriters***                          h4

         ----------------------
* Incorporated herein by reference to the Exhibit Volume filed with the Company's Registration Statement, Registration No. 333-58681 filed with the Securities and Exchange Commission on July 8, 1998 at the exhibit number set forth opposite such document.

**       Incorporated herein by reference to Amendment No. 4 to the Company's
Registration Statement, Registration No. 333-58681 as filed with the Securities and Exchange Commission on March 13, 2000 at the exhibit number set forth opposite such document.

***      Incorporated herein by reference to Amendment No. 1 to the Company's
Registration Statement, Registration No. 333-58681 as filed with the Securities and Exchange Commission on September 18, 1998 at the exhibit number set forth opposite such document.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       EAST COAST VENTURE CAPITAL, INC.



                                       By: /s/ Zindel Zelmanovitch
                                           ------------------------------------
                                           Name:   Zindel Zelmanovitch
                                           Title:     President


Dated:  August 17, 2000